EXHIBIT 21.(3)

                              TECH DATA CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                                                             STATE OR OTHER
             NAME OF                   PERCENTAGE           JURISDICTION OF
           SUBSIDIARY                    OWNED               INCORPORATION
------------------------------      ---------------     ------------------------

Computer 2000 AG(1)                        99%                  Germany

Tech Data Canada Inc.                     100%                   Canada

Tech Data Education, Inc.                 100%                   Florida

Tech Data Finance SPV, Inc.               100%                  Delaware

Tech Data International Finance
  Holding, Inc.(2)                        100%                  Delaware

Tech Data Latin America, Inc.             100%                   Florida

Tech Data Product Management, Inc.        100%                   Florida

Tech Data Worldwide Partner, Inc.(3)      100%                   Florida
---------------

(1) Owns directly or indirectly 45 subsidiaries operating in various international jurisdictions.
(2) Owns directly or indirectly 5 subsidiaries operating in various international jurisdictions.
(3) Owns directly or indirectly 3 subsidiaries operating in various international jurisdictions.